Exhibit 99.1
N E W S   R E L E A S E
Atmel Reports Second Quarter 2009 Financial Results
SAN JOSE, CA, August 3, 2009 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the second quarter ended June 30, 2009.
Revenues for the second quarter of 2009 were $285 million, a 5% increase compared to $272 million for the first quarter of 2009, and a 32% decrease compared to $421 million for the second quarter ended June 30, 2008.
Net loss, on a GAAP basis, for the second quarter of 2009 totaled $(12.4) million or $(0.03) per diluted share. This compares to net income of $3.6 million or $0.01 per diluted share for the first quarter of 2009 and a net loss of $(4.9) million or $(0.01) per diluted share for the year-ago quarter.
Non-GAAP net loss for the second quarter of 2009 totaled $(0.6) million or $(0.00) per diluted share compared to net income of $20.1 million or $0.04 per diluted share for the first quarter of 2009, and $17.3 million or $0.04 per diluted share for the year-ago quarter.
Gross profit, as a percent of revenue, was 32.3% for the second quarter of 2009. This compares to gross profit of 35.1% for the first quarter of 2009 and 36.5% for the year-ago quarter. During the second quarter, gross profit was impacted by a planned reduction in factory utilization at the Company’s two wafer fabrication facilities.
“We are encouraged by order patterns that are beginning to normalize across all product lines,” said Steve Laub, Atmel’s President and Chief Executive Officer. “We are also pleased to have exceeded the upper end of our revenue guidance range this quarter despite the challenging macro environment. Although visibility remains limited, Atmel is well positioned with its leading product portfolio to capitalize on the improving global semiconductor market.”
Loss from operations was $(17.6) million for the second quarter of 2009, or (6)% of revenue. This compares to a loss from operations of $(20.5) million for the first quarter of 2009 and income from operations of $0.2 million
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

for the second quarter of 2008. Included in the second quarter 2009 loss from operations was $6.4 million of net charges related to acquisition, restructuring and grant repayments.
Stock-based compensation expense was $6.4 million for the second quarter of 2009, compared to $5.4 million for the first quarter of 2009 and $6.4 million for the year-ago quarter.
Income tax benefit totaled $9.7 million for the second quarter of 2009. This compares to an income tax benefit of $27.7 million for the first quarter of 2009 and a provision of $4.3 million for the second quarter of 2008. The income tax benefit for the second quarter of 2009 was the result of R&D tax credits generated in the current year as well as the reversal of tax liabilities no longer needed as a result of settlement of certain foreign tax audits.
Combined cash balances (cash and cash equivalents plus short-term investments) totaled $419.4 million at the end of the second quarter of 2009, an increase of $2.5 million from the end of the prior quarter. During the quarter, the Company repaid $20 million of its revolving credit facility, eliminating the restricted cash balance of $17.3 million reported in the previous quarter. Cash provided from operations totaled approximately $1.6 million for the second quarter of 2009. This compares to $5.6 million for the first quarter of 2009 and $50.4 million for the second quarter of 2008.
The Company’s effective average exchange rate in the second quarter of 2009 was approximately $1.33 to the euro, compared to $1.32 to the euro in the first quarter of 2009 and $1.56 to the euro in the year-ago period. A $0.01 increase in the dollar/euro exchange rate decreases operating income by approximately $0.3 million each quarter.
Recent Product Highlights
•	Announced maXTouch™ — World’s Most Powerful Touchscreen Technology with Revolutionary Performance

•	Introduced Newest Release of QTouch™ Library Adding Capacitive Touch Capabilities to AVR and AVR32 Microcontrollers

•	Introduced picoPower AVR32 AT32UC3L Microcontroller which Lowers Industry’s Best Power Consumption by 63%

•	Introduced Industry’s First ARM Cortex-M3 Flash MCU with on-chip High Speed USB Device-and-Transceiver

•	Introduced New ATtiny87 AVR Microcontroller Targeting Automotive LIN Networking Applications

•	Industry’s First Supplier to Provide LIN2.1 Conformity for its Entire Automotive LIN Networking Product Range

•	Introduced Low Power Cryptographic Battery Authentication IC with SHA-256 for Portable Electronic Devices

Business Outlook
The Company noted that while visibility remains limited, it anticipates third quarter 2009 revenues will increase 4% to 8% on a sequential basis.
Non-GAAP Metrics
Non-GAAP net (loss) income excludes charges related to restructuring activities, acquisitions, grant repayments, (gain) loss on sale of assets, and stock-based compensation, as well as distributor bad debt recovery, unsolicited M&A expense and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the second quarter 2009 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 23224915 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the August 3, 2009 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 23224915.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, business outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including third quarter 2009 revenues. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the ability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock, compliance with U.S. and international trade and export laws and regulations by us and our distributors, unfavorable results of legal proceedings and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Sharon Stern
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449

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Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	$380,871	$408,926
Short-term investments	38,482	31,707
Accounts receivable, net	170,005	184,698
Inventories	217,936	324,016
Current assets held for sale	126,304	—
Prepaids and other current assets	39,093	77,542

Total current assets	972,691	1,026,889
Fixed assets, net	167,689	383,107
Goodwill	57,456	51,010
Intangible assets, net	32,323	34,121
Non-current assets held for sale	193,564	—
Other assets	27,921	35,527

Total assets	$1,451,644	$1,530,654

Current liabilities
Current portion of long-term debt	$107,195	$131,132
Trade accounts payable	71,748	116,392
Accrued and other liabilities	133,156	207,017
Current liabilities held for sale	57,699	—
Deferred income on shipments to distributors	30,391	41,512

Total current liabilities	400,189	496,053
Long-term debt less current portion	11,520	13,909
Long-term liabilities held for sale	7,815	—
Other long-term liabilities	203,539	218,608

Total liabilities	623,063	728,570

Stockholders’ equity	828,581	802,084

Total liabilities and stockholders’ equity	$1,451,644	$1,530,654

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Net revenues	$284,542	$271,493	$420,908	$556,035	$832,145

Operating expenses
Cost of revenues	192,718	176,088	267,382	368,806	532,565
Research and development	52,186	52,557	68,218	104,743	134,595
Selling, general and administrative	50,882	54,918	68,573	105,800	132,135
Acquisition-related charges	3,642	5,499	6,709	9,141	10,420
Charges for grant repayments	249	765	292	1,014	173
Restructuring charges	2,470	2,352	8,676	4,822	36,584
(Gain) loss on sale of assets	—	(164)	810	(164)	(29,948)

Total operating expenses	302,147	292,015	420,660	594,162	816,524

(Loss) income from operations	(17,605)	(20,522)	248	(38,127)	15,621

Interest and other expense, net	(4,539)	(3,545)	(859)	(8,084)	(6,246)

(Loss) income before income taxes	(22,144)	(24,067)	(611)	(46,211)	9,375
Income tax benefit (provision)	9,737	27,693	(4,296)	37,430	(7,494)

Net (loss) income	$(12,407)	$3,626	$(4,907)	$(8,781)	$1,881

Basic net (loss) income per share:
Net (loss) income	$(0.03)	$0.01	$(0.01)	$(0.02)	$0.00

Weighted-average shares used in basic net (loss) income per share calculations	450,891	449,685	445,793	450,291	445,225

Diluted net (loss) income per share:
Net (loss) income	$(0.03)	$0.01	$(0.01)	$(0.02)	$0.00

Weighted-average shares used in diluted net (loss) income per share calculations	450,891	456,431	445,793	450,291	450,337

Atmel Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
GAAP net (loss) income	$(12,407)	3,626	(4,907)	$(8,781)	$1,881

Special items:
Stock-based compensation expense	6,412	5,382	6,353	11,794	12,660
Acquisition-related charges	3,642	5,499	6,709	9,141	10,420
Charges for grant repayments	249	765	292	1,014	173
Restructuring charges	2,470	2,352	8,676	4,822	36,584
(Gain) loss on sale of assets	—	(164)	810	(164)	(29,948)
Distributor bad debt recovery	(1,200)	(2,000)	—	(3,200)	—
Unsolicited M&A expense	—	4,934	—	4,934	—
Income tax effect of non-GAAP items	221	(322)	(658)	(101)	(1,158)

Total special items	11,794	16,446	22,182	28,240	28,731

Non-GAAP net (loss) income	$(613)	$20,072	$17,275	$19,459	$30,612

Diluted non-GAAP net (loss) income per share:
Net (loss) income	$(0.00)	$0.04	$0.04	$0.04	$0.07

Non-GAAP weighted-average shares used in diluted non-GAAP net (loss) income per share calculations	450,891	467,126	459,109	467,851	456,714

Reconciliation of GAAP to non-GAAP shares used in
diluted net (loss) income per share calculations:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Diluted weighted-average shares used in per share calculations — GAAP	450,891	456,431	445,793	450,291	450,337
Adjusted dilutive stock awards for non-GAAP	—	10,695	13,316	17,560	6,377

Diluted weighted-average shares used in per share calculations — non-GAAP	450,891	467,126	459,109	467,851	456,714

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net (loss) income and non-GAAP net (loss) income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	(Gain) loss on sale of assets.
Atmel recognizes (gains) losses resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Distributor bad debt recovery
Distributor bad debt recovery related to a reserve and subsequent partial collection for receivables from an Asian distributor whose business was extraordinarily impacted following their addition to the US government’s Entity List which prohibits the Company from shipping products to the distributor. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Unsolicited M&A expense.
The Company incurred certain expenses to advise the Company concerning the take-over bid from Microchip Technology, Inc. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.